EXHIBIT 10.2

                                 MEDTRONIC, INC.
                            MANAGEMENT INCENTIVE PLAN

                      (AS AMENDED THROUGH AUGUST 25, 1999)

                                   I. PURPOSES

         This Medtronic, Inc. Management Incentive Plan, as amended through August 25, 1999 (the "Plan"), was amended and restated in its entirety effective April 29, 1994 from the existing Restated Medtronic, Inc. Management Incentive Plan originally adopted May 1, 1977. The Plan is designed to motivate officers and other key employees to achieve the Company's operating goals by providing the opportunity for incentive compensation in addition to annual salaries. The Plan is also designed to promote the accomplishment of management's primary annual objectives as reflected in the Company's annual operating plan, in the various business unit annual operating plans, and in the objectives established by management for employees, and to recognize the achievement of management's objectives through the payment of incentive compensation.

         It is not the purpose of this Plan to reward employees for consistent performance of primary job responsibilities, nor to assure the payment of fixed salaries comparable in amount to those paid by similar companies, nor to recognize achievements related to successful daily performance on the job, all of which are intended to be identified, recognized, and rewarded through the Company's ongoing administration of base salaries.

         The Company intends that all amounts paid to Covered Employees under this Plan should qualify as deductible "performance-based compensation" under
Section 162(m) of the Code, and the Plan shall be interpreted in accordance with this intent.

                                 II. DEFINITIONS

         2.01 DEFINITIONS. As used in the Plan:

             (a) "Affiliate" shall mean any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and any joint venture in which the Company or any such "parent corporation" or subsidiary corporation" owns an equity interest.

             (b) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

             (c) "Chief Executive Officer" shall mean the person duly elected by the Board to the office of Chief Executive Officer of the Company.

             (d) "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

             (e) "Committee" shall mean the Compensation Committee of the Board of Directors, which shall consist of members of the Board who are not employees and who are not eligible for participation in this Plan.

             (f) "Company" shall mean Medtronic, Inc., its Affiliates and their successors and assigns.

             (g) "Covered Employee" shall mean any Employee who is a "covered employee" as defined in section 162(m) of the Code.

             (h) "Employee" shall mean any employee of the Company, whether or not an officer or member of the Board, but excluding any temporary employee and any person serving the Company only in the capacity of a member of the Board.

             (i) "Participant" shall mean an Employee who has been selected in accordance with the Plan's terms by the Committee or the Chief Executive Officer for participation in this Plan.

             (j) "Participation Categories" shall mean those categories which specify the range of plan awards, one of which categories will be assigned to each Plan Participant. The Participation Categories may be redesignated or revised (such as by establishing more or fewer categories or by changing the percentages of salary ranges applicable to a category) from time to time at or prior to the commencement of an applicable Plan Year by the Committee or, except as otherwise provided in Sections 3.02 and 3.03, by the Chief Executive Officer if such administrative responsibility has been delegated to such officer by the Committee.

             (k) "Performance Categories" shall mean those financial and management objective-based categories for performance measurement specified in
Section 4.05 hereof.

             (l) "Plan Year" shall mean the applicable fiscal year of the Company.

             (m) "Salary" shall mean the direct gross (as opposed to taxable) compensation earned by a Participant as base salary during the Plan Year, excluding any and all commissions, bonuses, incentive payments for the current Plan Year or prior Plan Years and other similar payments.

             (n) "Subsidiary" means a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, or any successor provision.

         Certain other terms used in the Plan shall have the meanings ascribed to such terms in the text of the Plan.


                         III. ADMINISTRATION OF THE PLAN

         3.01 COMMITTEE OVERSIGHT. The Committee will administer the Plan by majority vote. The Committee may establish such rules and regulations as it deems necessary for the Plan and its interpretation. In addition, the Committee may make such determinations and take such actions in connection with the Plan as it deems necessary. Each determination made by the Committee in accordance with the provisions of the Plan will be final, binding and conclusive. The Committee may rely on the financial statements certified by the Company's independent public accountants.

         3.02 CHIEF EXECUTIVE OFFICER'S OVERSIGHT. Except as provided in Section 3.03, the Committee may delegate some or all of its administrative powers and responsibilities under the Plan to the Chief Executive Officer for Employees other than any Covered Employee. The Chief Executive Officer may make such determinations and take such actions within the scope of such delegation and as otherwise provided in the Plan as he deems necessary. Each such determination made by the Chief Executive Officer will be final, binding and conclusive. The Chief Executive Officer may rely on the financial statements certified by the Company's independent public accountants. Unless the Committee determines otherwise, the Committee shall be treated as delegating its authority to the Chief Executive Officer to the full extent permitted hereunder.

         3.03 FURTHER APPROVAL NECESSARY. The Committee in its sole discretion may modify, suspend, terminate or reinstate the Plan; provided, however, that the Committee must receive prior approval of the Board of Directors (a) to render nonemployees, whether or not members of the Board of Directors, eligible to participate in the Plan, or (b) to increase the maximum awards (expressed as a percentage of salary) for a Participation Category beyond the maximum award which has been previously approved by the Board for such Participation Category.

                        IV. ELIGIBILITY AND PARTICIPATION

         4.01 CERTAIN PARTICIPANTS SELECTED BY COMMITTEE. At the beginning of each Plan Year (or at such other time as is consistent with the requirements under Section 162(m) of the Code), the Committee will assign each Covered Employee to a Participation Category.

         4.02 OTHER PARTICIPANTS. Employees eligible to participate in the Plan shall include executives, heads of key staff functions, heads of operating business units and other major contributors to business unit or corporate results. At the beginning of each Plan Year, the Chief Executive Officer will select Participants in the Plan (other than those Participants who are to be assigned to Participation Categories by the Committee pursuant to Section 4.01 hereof) from among such eligible employees. In addition, the Chief Executive Officer may select other employees (other than Covered Employees) to participate in the Plan when the Chief Executive Officer, in his sole discretion, deems such participation appropriate.

         4.03 FUTURE PARTICIPATION. Participation in the Plan during one Plan Year does not guarantee participation during any other Plan Year.

         4.04 PARTICIPATION CATEGORY. The Chief Executive Officer shall designate for each Participant in the Plan (other than Covered Employees) a Participation Category for purposes of determining the Participant's award. The Participation Categories and relative awards for such category for each Plan Year shall be set forth in writing. The range of potential awards to Participants under the Plan is stated for each Participation Category as percentages of each Participant's Salary and, if minimum performance objectives are met or exceeded, actual awards will fall within a scale ranging from designated minimum awards to designated target awards to designated maximum awards. The designated target award for each respective Participation Category is sometimes referred to herein as the "Target Award Percentage." Notwithstanding any contrary provisions of this Plan, the final award granted to any Participant under this Plan shall not be permitted to exceed the maximum award as a percentage of Salary for such Participant's Participation Category.

         4.05 PERFORMANCE CATEGORY. Each Participant's entitlement to an award under the Plan will be based on one or more of the weighted combinations of the performance of the Participant individually, as part of a team or as a member of management ("Management" performance), the Participant's division or other business unit ("Unit Financial" performance) and the Company as a whole ("Corporate Financial" performance). The Chief Executive Officer shall designate for each Participant in the Plan (except for Covered Employees) a Performance Category for purposes of establishing such weighted combination from the Participant's Performance Categories. The Committee shall designate Performance Categories for all Covered Employees; provided however, that for Covered Employees such Performance Categories shall be based only on one or any combination of two or more of the following criteria: revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total shareholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, economic value added (economic profit). For Covered Employees, such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate, or individual performance, and such designated targets will be treated as Corporate Financial objectives, Unit Financial objectives, or Management objectives as appropriate.

                            V. PERFORMANCE OBJECTIVES

         5.01 CORPORATE FINANCIAL OBJECTIVES. Subject to Section 4.05 hereof, at the beginning of each Plan Year, or, with respect to Covered Employees, at such other time as is consistent with the requirements under Section 162(m) of the Code, the Committee will establish the Corporate Financial objectives by which the Company's financial performance during the Plan Year will be measured. Each Corporate Financial objective shall have a stated performance target. In the event that more than one Corporate Financial objective is used, the multiple Corporate Financial objectives shall be appropriately weighted by percentage in accordance with their importance (with the aggregate weighted objectives totaling 100%) at the time the objectives are established. At the end of each Plan Year the degree of achievement of each stated Corporate Financial objective shall be expressed as a percentage of the Corporate Financial performance target for each such objective. When one objective is used, such percentage shall constitute the "Corporate Financial Score" as such term is used herein. (When more than one objective is used, the determined percentage achievement of each objective's target must be multiplied by the percentage weight (out of 100%) assigned to each such specific objective, and the resulting percentages for the various objectives must then be added and such sum shall constitute the Corporate Financial Score.) The relationship between Corporate Financial performance and awards hereunder will be distributed to all Participants at the beginning of each Plan Year.

         5.02 OVERRIDING MINIMUM THRESHOLD. At the beginning of each Plan Year (or at such other time as is consistent with the requirements under Section 162(m) of the Code), the Committee will designate a minimum threshold level of Corporate Financial performance objective(s) which the Company must achieve for there to be any award made under the Plan. If such minimum threshold is not met or exceeded, no awards will be paid to Participants regardless of whether other Corporate Financial objectives, Unit Financial objectives or Management objectives have been met.

         5.03 UNIT FINANCIAL OBJECTIVES. Subject to Section 4.05 hereof, at the beginning of each Plan Year (or at such other time as is consistent with the requirements under Section 162(m) of the Code), the Vice President or other unit head responsible for each business unit of the Company will recommend and the Chief Executive Officer will adopt the Unit Financial objectives by which the business Unit's Financial performance will be measured. The Unit Financial objective(s) will be based on financial goals reflected in the respective business unit's fiscal year operating plan. Each Unit Financial objective shall have a stated performance target. In the event that more than one Unit Financial objective is used, the multiple Unit Financial objectives shall be appropriately weighted in accordance with their importance (with the aggregate weighted objectives totaling 100%). At the end of each Plan Year the degree of achievement of each stated Unit Financial objective shall be expressed as a percentage of the Unit Financial performance target for each objective. When one objective is used, such percentage shall constitute the "Unit Financial Score" as such term is used herein. When more than one objective is used, the determined percentage achievement of each objective's target must be multiplied by the percentage weight (out of 100%) assigned to each such specific objective, and the resulting percentages for the various objectives must then be added and such sum shall constitute the Unit Financial Score. The relationship between Unit Financial performance and awards hereunder shall be distributed at the beginning of each Plan Year to all Participants to which it applies. For all Participants other than Covered Employees, at the beginning of each Plan Year each business unit Vice President or other unit head may recommend and the Chief Executive Officer may adopt, in the Chief Executive Officer's sole discretion, a minimum threshold level of the business unit's most significant financial objective which the business unit must achieve for there to be any award based on such business unit's financial and management performance. If such minimum is established for any Participant (other than a Covered Employee) and is not met or exceeded, no award will be paid for one or both of the Unit Financial and Management portions, as determined by the Chief Executive Officer, under the Performance Category of each Participant in the business unit. The Committee shall determine whether a minimum threshold level shall apply in the case of a Covered Employee and the consequences of the failure to attain such minimum threshold level.

         5.04 MANAGEMENT OBJECTIVES. Subject to Section 4.05 hereof, at the beginning of each Plan Year (or, with respect to Covered Employees, at such other time as is consistent with the requirements under Section 162(m) of the
Code), the manager of each Participant will recommend and the Chief Executive Officer will adopt the Management objectives by which the individual Participant's performance will be measured. Management objectives shall relate to objectives in the business unit's annual operating plan and/or long-range plan. Each Management objective shall have a stated performance target. In the event that more than one Management objective is used, the multiple Management objectives shall be appropriately weighted by percentage, at the time they are established, in accordance with their importance (with the aggregate weighted objectives totaling 100%). At the end of each Plan Year the degree of achievement of each stated Management objective shall be expressed as a percentage of the Management performance target for each such objective. When one objective is used, such percentage shall constitute the "Management Score" as such term is used herein. When more than one objective is used, the determined percentage achievement of each objective's target must be multiplied by the percentage weight (out of 100%) assigned to each such specific objective, and the resulting percentages for the various objectives must then be added and such sum shall constitute the Management Score. The relationship between individual performance and awards hereunder will be distributed at the beginning of each Plan Year to all Participants to which it applies.

         5.05 FINAL AWARD FUNDING. At the end of each Plan Year, the Chief Executive Officer will submit to the Committee a statement of the proposed final award to be granted to each Participant (including Covered Employees) under the terms of the Plan. The Committee shall determine and certify that the performance goals were satisfied and shall make the final award for each such Participant; provided that no Covered Employee may receive an award under this Plan in excess of $3 million during any Plan Year. The Chief Executive Officer shall make the final award for each Participant, other than Covered Employees, subject, however, to having first received the Committee's approval of the aggregate amount of the awards to be paid to all of such Participants.

                      VI. CALCULATION AND PAYMENT OF AWARDS

         6.01 CALCULATION OF AWARDS. Each Participant's final award shall be equal to the sum of the following:

              (a) CORPORATE FINANCIAL PORTION. The Corporate Financial portion of each Participant's award will be the product of (i) the Participant's Salary,
(ii) the Target Award Percentage for the Participant's applicable Participation Category, (iii) the Corporate Financial percentage under the Participant's Performance Category and (iv) the Corporate Performance Score;

              (b) UNIT FINANCIAL PORTION. The Unit Financial portion of each Participant's award will be the product of (i) the Participant's Salary, (ii) the Target Award Percentage for the Participant's applicable Participation Category, (iii) the Unit Financial percentage under the Participant's Performance Category and (iv) the Unit Financial Score; and

              (c) MANAGEMENT PORTION. The Management portion of each Participant's award will be the product of (i) the Participant's Salary, (ii) the Target Award Percentage for the Participant's applicable Participation Category, (iii) the Management percentage under the Participant's Performance Category and (iv) the individual's Management Score; provided, however, that for Covered Employees subsection (i) of (a), (b) and (c) above shall be equal to such Participant's annual Salary in effect on the first day of the Plan Year, if required to comply with Section 162(m) of the Code.

         6.02 PAYMENT OF AWARDS. Final awards shall be paid to each Participant in cash within 90 days after the end of the Plan Year. Notwithstanding the preceding sentence: (1) a Participant who is eligible to participate in the Medtronic, Inc. Capital Accumulation Plan Deferral Program ("CAP") shall be entitled to defer any part or all of the award granted to him or her hereunder in accordance with the terms of the CAP, and (2) if the Committee in its discretion permits, a Participant may elect to receive stock options granted under the Company's 1994 Stock Award Plan in lieu of any part or all of the cash award to which the Participant would otherwise be entitled hereunder, in accordance with rules established by the Committee for such purpose.

                           VII. EMPLOYMENT PROVISIONS

         7.01 PROMOTIONS AND NEW EMPLOYEES. Except as to Covered Employees (as to whom such determinations must be made by the Committee), Employees who are newly hired or promoted into positions eligible for participation in the Plan will participate in the degree deemed appropriate, if at all, by the Chief Executive Officer and at the sole discretion of the Chief Executive Officer.

         7.02 TERMINATION OF EMPLOYMENT.

              (a) DEATH, DISABILITY OR RETIREMENT. Following termination of employment (which shall be deemed to occur on the date on which the Participant ceases working for the Company) during a Plan Year by reason of death, disability or normal or early retirement, a Participant will be eligible to receive a pro rata award equal to the portion of the final award, otherwise determined in accordance with Section 6.01, represented by the percentage equal to the number of full months of employment during the Plan Year divided by 12. Such pro rata award will be paid in accordance with Section 6.02.

              (b) OTHER TERMINATION. Following a termination of employment (which shall be deemed to occur on the date on which the Participant ceases working for the Company) during a Plan Year for any reason other than death, disability or normal or early retirement, a Participant's eligibility to receive an award for that Plan Year will be determined solely at the discretion of the Chief Executive Officer, or, in the case of a Covered Employee, solely at the discretion of the Committee. No such award may exceed a pro rata portion of the amount that normally would be available under the Plan, with such pro rata portion to be determined as in Section 7.02(a).

         If a Participant's employment is terminated for "Cause," the time at which such employee ceases to be an employee for purposes of this subparagraph shall mean the time at which such employee is instructed or notified to cease performing his or her job responsibilities for the Company or any Affiliate, whether or not for other reasons such as payroll, benefits or compliance with legal procedures or requirements that he or she may still have other attributes of an employee. For purposes of this subparagraph, "Cause" shall mean (i) failure to comply with any material policies and procedures of the Company, (ii) conduct reflecting dishonesty or disloyalty to the Company, or which may have a negative impact on the reputation of the Company, (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude or (iv) failure to perform the material duties of his or her employment.

         7.03 NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall create any right in any employee to continued employment or otherwise affect his or her status as an employee-at-will.

                         VIII. MISCELLANEOUS PROVISIONS

         8.01 NONASSIGNABILITY OF BENEFITS. No Participant, nor his or her legal representative, shall have any right to assign, transfer, appropriate, encumber or anticipate any interest in the Plan or any payments hereunder. Participants have only the right to receive payments under this

Plan if, as and when such payments are due and payable under the terms and conditions of the Plan.

         8.02 WITHHOLDING TAXES. The Company will deduct from all payments under the Plan any taxes required to be withheld by the federal or any state or local government and will pay over such taxes to such government for the account of such Participant.

         8.03 EXPENSES OF THE PLAN. The Company will bear all of the expenses of administering the Plan and will not charge such expenses against amounts payable hereunder.

         8.04 APPLICABLE LAW. This Plan, all determinations made hereunder, and all actions taken pursuant hereto will be governed by the laws of the state of Minnesota.

                              IX. CHANGE IN CONTROL

         9.01 CALCULATION OF AWARDS. Notwithstanding any other provisions of this Plan, including without limitation the minimum threshold requirements of Sections 5.02 and 5.03 and the provisions of Section 7.02(b) which shall not apply, Participants shall be entitled to a final award calculated in accordance with Section 6.01 of the Plan during any Plan Year in which there is a Change in Control, as defined in Section 9.03 hereof; provided, however, that for purposes hereof the amount of the final award shall be the product of (i) the amount of the Participant's Salary that the Participant would have earned if paid through the end of the Plan Year at the Participant's base salary in effect at the time of the Change in Control and (ii) the greater of (A) the target award as a percentage of salary for the Participant's Participation Category or (B) if the Change in Control occurs after the first quarter of a Plan Year, the award as a percentage of salary that the Participant would have received if (1) no Change in Control had occurred during such Plan Year, (2) Participant's employment did not terminate during such Plan Year and (3) the applicable Management performance, Unit Financial performance and Corporate Financial performance (or if less than all such performance categories are to be taken into consideration in determining the achievement of performance objectives of the Participant, such categories as are to be taken into consideration in determining the achievement of such performance objectives) had equaled the performance most recently projected by the Company prior to the Change in Control with respect to such performance categories for such Plan Year (adjusted to exclude (a) all legal, accounting, investment banking and other costs and expenses incurred or projected by the Company in connection with, or in opposition to, the events resulting in the Change in Control and (b) the projected effect of the Change in Control upon Management performance, Unit Financial performance and Corporate Financial performance). The Company shall compute such projections for the Plan Year at or about the end of each quarter, except the last quarter, of each Plan Year.

         9.02 PAYMENT OF AWARDS. Final awards shall be paid under this Article IX within 90 days following the occurrence of the earliest Change in Control described in Section 9.03. Notwithstanding the preceding sentence, a Participant who is eligible to participate in the CAP shall be entitled to defer any part or all of the award granted to him or her hereunder in accordance with the terms of the CAP.

         9.03 CHANGE IN CONTROL. For purposes of this Article IX, a "Change in Control" shall mean:

              (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

              (ii) individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

              (iii) approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange do not, following such reorganization, merger, consolidation or exchange, beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

              (iv) approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         Notwithstanding the foregoing provisions of this definition, a Change of Control shall not be deemed to occur with respect to a Participant if the acquisition of the 30% or greater interest referred to in subparagraph (i) of this definition is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in subparagraph (iii) or (iv) of this definition by a group, acting in concert, that includes that Participant.